Exhibit 1.01

COMMERCIAL VEHICLE GROUP, INC.

Conflicts Minerals Report

For the Year Ended December 31, 2022

Introduction
This Conflict Minerals Report on Form SD (“Form SD”) of Commercial Vehicle Group, Inc. (the “Company,” “CVG,” “we,” or “our”) for the year ended December 31, 2022 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to “conflict minerals” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose products contain conflict minerals that are necessary to the functionality or production of their products (such minerals are referred to as “necessary conflict minerals”), excepting conflict minerals that, prior to January 31, 2013, were located “outside of the supply chain” (as defined in the Rule). Conflict minerals include columbite-tantalite (tantalum), cassiterite (tin), wolframite (tungsten) and gold. Numerous terms in this Form SD are defined in the Rule and the reader is referred to that source and to SEC Release No. 34-67716 issued by the SEC on August 22, 2012 for such definitions.

Company Overview and Product Description
The Company (through its subsidiaries) is global provider of components and assemblies into two primary end markets – the global vehicle market and the U.S. technology integrator markets. The company provides components and assemblies to global vehicle companies to build original equipment and provides aftermarket products for fleet owners. The company also provides mechanical assemblies to warehouse automation integrators and to U.S. military technology integrators.

Company’s Conflict Minerals Policy
Pursuant to our conflict minerals policy, we are committed to avoiding the use of conflict minerals in our products which directly or indirectly finance or benefit armed groups in the Covered Countries.

As part of our efforts to comply with the Rule, we must conduct due diligence inquiries of our supply chain in order to accurately report our compliance with the Rule. We expect our suppliers to respond to information requests from us regarding the uses and sources of conflict minerals in their products including information about minerals that are recycled or scrapped. In order to respond to our information requests, we expect our suppliers to perform due diligence on the source and chain of custody of their conflict minerals in accordance with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”).

The full text of our Conflict Minerals Policy is available under the “Investors” tab at http://ir.cvgrp.com. The content of any website referred to in this Form SD is included for general information only and unless otherwise indicated is not incorporated by reference in this Form SD.

Conflict Minerals Disclosure
We have concluded in good faith that during 2022:
a)We have manufactured or contracted to manufacture products of which conflict minerals are necessary to the functionality or production of our products, and

b)Based on a reasonable country of origin inquiry (described below), we have reason to believe that certain of our necessary conflict minerals may have originated in the Covered Countries and we have reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources.

Description of Reasonable Country of Origin Inquiry (“RCOI”) Efforts
Below is a description of our efforts to determine whether any of the necessary conflict minerals in our products originated in the Covered Countries.

As part of our RCOI efforts, we exercised due diligence in accordance with the OECD framework on the source and chain of custody of the conflict minerals by utilizing a reasonable risk-based approach to identify and group suppliers into categories including, Out-of-Scope suppliers and In-Scope suppliers. “Out-of-Scope” suppliers include: MRO, packaging, service providers, those that are not necessary to the functionality or production of our products, as well as suppliers whose products have been identified as not containing conflict minerals. “In-Scope” suppliers provide items that are necessary to the function or production of our products, have the potential of containing conflict minerals or the presence of conflict minerals is unknown.

Upon identifying suppliers that met the requirements set forth above (the “Targeted Supplier Group”) we requested 1446suppliers in the Targeted Supplier Group to complete a Conflict Minerals Reporting Template (“CMRT”) or provide written confirmation on the presence of 3TG in the items provided to the Company during the period January 1, 2022 to December 31, 2022. Out of our Targeted Supplier Group, 24% responded using a CMRT or other written confirmation as to the presence of conflict minerals, with 6% of our Targeted Supplier Group responding with “Unknown,” invalid CMRT forms, or other written correspondence which did not clearly specify if conflict minerals are present in the items or materials. A number of our Targeted Supplier Group did not respond to requests for information. In the aggregate, we collected, received responses in the form of completed CMRT Forms, written correspondence, or online public statements indicating the presence or non-presence of conflict minerals from 25% of our Targeted Supplier Group.

The Process of Distribution, Collection and Review of Completed responses from the Targeted Supplier Group

a.A request was sent to suppliers using our designated conflict minerals or another CVG email address while the iPoint portal was used to respond to customer requests. We use iPoint as a tool to manage the distribution of CMRT Forms when possible as iPoint is generally known in our industry as a very reliable tool to manage, track and report data across the supply chain.

b.Once the CMRT Forms were returned, they were reviewed for completeness. Our review for completeness included validating that required fields were completed according to the instructions found on the CMRT instructions tab. If the CMRT was uninterpretable, the supplier was contacted for updated information.

c.Written confirmation, including emails, letters or other documentation were also reviewed to determine if conflict minerals were used in the products or materials received during 2022.

The Process of Collection and Review of Information from our Targeted Supplier Group that did not complete CMRT Forms
As disclosed above, we received responses from certain of our Targeted Supplier Group in the form of email, letters or other written correspondence. If the responses received did not provide the required information, we attempted to obtain the required information from the supplier.

Additional Source and Chain of Custody Due Diligence
Approximately 28% of respondents from our Targeted Supplier Group indicated that 1 or more of their conflict minerals either originated in the Covered Countries or they were uncertain as to whether their conflict minerals originated in the Covered Countries. We have communicated our conflict minerals policy to suppliers in our Targeted Supplier Group, and we have informed them that we are committed to avoiding the use of conflict minerals in our products which directly or indirectly finance or benefit armed groups in the Covered Countries.

Risk Mitigation Strategies and Steps to Improve Due Diligence in the Future
In subsequent compliance periods, we intend to continue to improve the collection of due diligence data in order to continue mitigating the risk that necessary conflict minerals directly or indirectly finance or benefit armed groups in the Covered Countries. In doing so, we intend to take the following steps, among others:

•Continue to engage our Targeted Supplier Group to increase our response rate for CMRT Forms, and ensure the CMRT Forms we receive are fully completed; and

•Continue to identify process improvements for the next reporting period by benchmarking relevant information, remaining current on guidance from the SEC, and incorporating best practices for good faith RCOI and related due diligence.

Smelters and Refiners
The completed CMRT Forms included information about smelters and refiners, if any, used by our Targeted Supplier Group. A representative sampling of smelters and refiners were then reviewed against the smelter list located on the Responsible Minerals Initiative (“RMI”) website, formally CFSI. Not all of the smelters and refiners from which our suppliers sourced conflict minerals were RMI active or conformant.

We do not have direct smelter relationships. As such, we had limitations in obtaining information independently. RMI, the primary industry scheme currently in place for identifying and auditing smelters and refiners, utilizes a third party auditor to assess the due diligence information consistent with the OECD Guidance including transportation and transit routes as well as mine origin to determine whether the smelter minerals are conflict free. Although the RMI does not provide information on transit and transportation routes used between the mine and the smelter, it does review this type of information covered by the in-region sourcing scheme as part of the third party audit of smelters due diligence practices for sourcing. We relied on information from RMI and third party audits to assess smelters’ due diligence practices in accordance with the OECD Guidance. This is aligned with the recommendation contained in the OECD Guidance, which allows for the review of the information on country of mineral origin, transit and transportation routes and smelters and refiners through collective efforts.

Below is a List of Smelters and Refiners provided by our Targeted Supplier Group that have been identified as Active and Conformant with the Responsible Minerals Assurance Process (RMAP) Protocols Maintained by RMI and posted on the RMI website as of May 31, 2023.

Metal	Standard Smelter Name	State/ Province/ Region	Country Location	Active or Conformant
Tungsten	A.L.M.T. Corp.	Toyama City, Toyama	JAPAN	Conformant
Gold	Abington Reldan Metals, LLC	Fairless Hills, Pennsylvania	UNITED STATES OF AMERICA	Conformant
Gold	Agosi AG	Pforzheim, Baden-Württemberg	GERMANY	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Fuchu, Tokyo	JAPAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	Dubai, Dubayy	UNITED ARAB EMIRATES	Conformant
Gold	Alexy Metals	Mentor, Ohio	UNITED STATES OF AMERICA	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk, Toshkent	UZBEKISTAN	Conformant
Tin	Alpha	Altoona, Pennsylvania	UNITED STATES OF AMERICA	Conformant
Tantalum	AMG Brasil	São João del Rei, Minas Gerais	BRAZIL	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Nova Lima, Minas Gerais	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	Mendrisio, Ticino	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	Kobe, Hyogo, Japan	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	Brampton, Ontario	CANADA	Conformant
Gold	Asahi Refining USA Inc.	Salt Lake City, Utah	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	Tamura, Fukushima	JAPAN	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vinh Bao District, Hai Phong	VIET NAM	Conformant
Gold	Aurubis AG	Hamburg, Hamburg	GERMANY	Conformant
Tin	Aurubis Beerse	Beerse, Antwerpen	BELGIUM	Conformant
Tin	Aurubis Berango	Berango, Bizkaia	SPAIN	Conformant
Gold	Bangalore Refinery	Bangalore, Karnātaka	INDIA	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Quezon City, Rizal	PHILIPPINES	Conformant
Gold	Boliden AB	Skelleftehamn, Västerbottens län [SE-24]	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	Pforzheim, Baden-Württemberg	GERMANY	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	Montréal, Quebec	CANADA	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Chenzhou, Hunan Sheng	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	Chifeng, Nei Mongol Zizhiqu	CHINA	Conformant
Gold	Chimet S.p.A.	Arezzo, Toscana	ITALY	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	Luoyang, Henan Sheng	CHINA	Conformant

Tin	China Tin Group Co., Ltd.	Laibin, Guangxi Zhuangzu Zizhiqu	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Ganzhou, Jiangxi Sheng	CHINA	Conformant
Gold	Chugai Mining	Chiyoda, Tokyo	JAPAN	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	São José, Santa Catarina	BRAZIL	Conformant
Tin	CRM Synergies	Toledo, Toledo	SPAIN	Conformant
Tungsten	Cronimet Brasil Ltda	Araquari, Santa Catarina	BRAZIL	Conformant
Tin	CV Ayi Jaya	Sungailiat, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	Pangkal Pinang, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tantalum	D Block Metals, LLC	Lincolnton, North Carolina	UNITED STATES OF AMERICA	Conformant
Gold	Dowa	Kosaka, Akita	JAPAN	Conformant
Tin	Dowa	Kosaka, Akita	JAPAN	Conformant
Tin	DS Myanmar	Yangon, Yangon	MYANMAR	Conformant
Gold	DSC (Do Sung Corporation)	Gimpo, Gyeonggi-do	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Honjo, Saitama	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Kazuno, Akita	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Okayama, Okayama	JAPAN	Conformant
Tin	EM Vinto	Oruro, Oruro	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Gold	Emirates Gold DMCC	Dubai, Dubayy	UNITED ARAB EMIRATES	Conformant
Tin	Estanho de Rondonia S.A.	Ariquemes, Rondônia	BRAZIL	Conformant
Tantalum	F&X Electro-Materials Ltd.	Jiangmen, Guangdong Sheng	CHINA	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Mogi das Cruzes, São Paulo	BRAZIL	Conformant
Tin	Fenix Metals	Chmielów, Podkarpackie	POLAND	Conformant
Tantalum	FIR Metals & Resource Ltd.	Zhuzhou, Hunan Sheng	CHINA	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	Longyan, Fujian Sheng	CHINA	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	Longyan, Fujian Sheng	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	Ganzhou, Jiangxi Sheng	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou, Jiangxi Sheng	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou, Jiangxi Sheng	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou, Jiangxi Sheng	CHINA	Conformant
Gold	Geib Refining Corporation	Warwick, Rhode Island	UNITED STATES OF AMERICA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu, Yunnan Sheng	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	Aizuwakamatsu, Fukushima	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	Boyertown, Pennsylvania	UNITED STATES OF AMERICA	Conformant
Tungsten	Global Tungsten & Powders LLC.	Towanda, Pennsylvania	UNITED STATES OF AMERICA	Conformant
Gold	Gold by Gold Colombia	Medellín, Antioquia	COLOMBIA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	Shanghang, Fujian Sheng	CHINA	Conformant

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Chaozhou, Guangdong Sheng	CHINA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Chaozhou, Guangdong Sheng	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Goslar, Niedersachsen	GERMANY	Conformant
Gold	Heimerle + Meule GmbH	Pforzheim, Baden-Württemberg	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang, Hunan Sheng	CHINA	Conformant
Gold	Heraeus Germany GmbH Co. KG	Hanau, Hessen	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	Fanling, Hong Kong SAR	CHINA	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	Shenzhen, Guangdong Sheng	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	Ganzhou, Jiangxi Sheng	CHINA	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Yuanling, Hunan Sheng	CHINA	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	Chenzhou, Hunan Sheng	CHINA	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Hohhot, Nei Mongol Zizhiqu	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Soka, Saitama	JAPAN	Conformant
Gold	Istanbul Gold Refinery	Kuyumcukent, İstanbul	TURKEY	Conformant
Gold	Italpreziosi	Arezzo, Toscana	ITALY	Conformant
Gold	Japan Mint	Osaka, Osaka	JAPAN	Conformant
Tungsten	Japan New Metals Co., Ltd.	Akita City, Akita	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Ganzhou, Jiangxi Sheng	CHINA	Conformant
Gold	Jiangxi Copper Co., Ltd.	Guixi City, Jiangxi Sheng	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Fengxin, Jiangxi Sheng	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Xiushui, Jiangxi Sheng	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	Ganzhou, Jiangxi Sheng	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tonggu, Jiangxi Sheng	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	Yi Chun City, Jiangxi Sheng	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Ganzhou, Jiangxi Sheng	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Ganzhou, Jiangxi Sheng	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Jiujiang, Jiangxi Sheng	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang, Jiangxi Sheng	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang, Jiangxi Sheng	CHINA	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Ōita, Ôita	JAPAN	Conformant
Gold	Kazzinc	Ust-Kamenogorsk, Qaraghandy oblysy	KAZAKHSTAN	Conformant
Tantalum	KEMET de Mexico	Matamoros, Tamaulipas	MEXICO	Conformant
Tungsten	Kennametal Fallon	Fallon, Nevada	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	Huntsville, Alabama	UNITED STATES OF AMERICA	Conformant

Gold	Kennecott Utah Copper LLC	Magna, Utah	UNITED STATES OF AMERICA	Conformant
Tungsten	KGETS Co., Ltd.	Siheung-si, Gyeonggi-do	KOREA, REPUBLIC OF	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Lubin, Dolnośląskie	POLAND	Conformant
Gold	Kojima Chemicals Co., Ltd.	Sayama, Saitama	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	Gangnam, Seoul-teukbyeolsi	KOREA, REPUBLIC OF	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Fangliao, Pingtung	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	L'Orfebre S.A.	Andorra la Vella, Andorra la Vella	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	Onsan-eup, Ulsan-gwangyeoksi	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	Seo-gu, Incheon-gwangyeoksi	KOREA, REPUBLIC OF	Conformant
Tin	Luna Smelter, Ltd.	Kigali, City of Kigali	RWANDA	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	Maanshan, Anhui Sheng	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	São João del Rei, Minas Gerais	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Butterworth, Pulau Pinang	MALAYSIA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Nanfeng Xiaozhai, Yunnan Sheng	CHINA	Conformant
Tungsten	Masan High-Tech Materials	Dai Tu, Thái Nguyên	VIET NAM	Conformant
Gold	Materion	Buffalo, New York	UNITED STATES OF AMERICA	Conformant
Tantalum	Materion Newton Inc.	Newton, Massachusetts	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Iruma, Saitama	JAPAN	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	Kempton Park, Gauteng	SOUTH AFRICA	Conformant
Tin	Metallic Resources, Inc.	Twinsburg, Ohio	UNITED STATES OF AMERICA	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	District Raigad, Mahārāshtra	INDIA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	Kwai Chung, Hong Kong SAR	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore, South West	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	Suzhou Industrial Park, Jiangsu Sheng	CHINA	Conformant
Gold	Metalor Technologies S.A.	Marin, Neuchâtel	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	North Attleboro, Massachusetts	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Torreon, Coahuila de Zaragoza	MEXICO	Conformant
Tin	Mineracao Taboca S.A.	Bairro Guarapiranga, Pirapora do Bom Jesus City, São Paulo	BRAZIL	Conformant
Tantalum	Mineracao Taboca S.A.	Presidente Figueiredo, Amazonas	BRAZIL	Conformant
Tin	Minsur	Paracas, Ika	PERU	Conformant
Gold	Mitsubishi Materials Corporation	Tokyo, Tokyo	JAPAN	Conformant
Tin	Mitsubishi Materials Corporation	Tokyo, Tokyo	JAPAN	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Omuta, Fukuoka	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Takehara, Hiroshima	JAPAN	Conformant

Gold	MKS PAMP SA	Geneva, Genève	SWITZERLAND	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	Mewat, Haryāna	INDIA	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Bahçelievler, İstanbul	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Navoi, Navoiy	UZBEKISTAN	Conformant
Gold	NH Recytech Company	Pyeongtaek-si, Gyeonggi-do	KOREA, REPUBLIC OF	Conformant
Tungsten	Niagara Refining LLC	Depew, New York	UNITED STATES OF AMERICA	Conformant
Gold	Nihon Material Co., Ltd.	Noda, Chiba	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Shizuishan City, Ningxia Huizi Zizhiqu	CHINA	Conformant
Tantalum	NPM Silmet AS	Sillamäe, Ida-Virumaa	ESTONIA	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Sriracha, Chon Buri	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Rosario, Cavite	PHILIPPINES	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Vienna, Wien	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Nara-shi, Nara	JAPAN	Conformant
Tin	Operaciones Metalurgicas S.A.	Oruro, Oruro	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Marilao, Bulacan	PHILIPPINES	Conformant
Gold	Planta Recuperadora de Metales SpA	Mejillones, Antofagasta	CHILE	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Jakarta, Jakarta Raya	INDONESIA	Conformant
Tin	PT Aries Kencana Sejahtera	Pemali, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	Sungailiat, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Sungailiat, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	Lintang, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	Badau, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	Pangkalan Baru, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Bangka Serumpun	Pangkalpinang, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Bukit Timah	Pangkal Pinang, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Cipta Persada Mulia	Batam, Kepulauan Riau	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	Mentawak, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	Sungailiat, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Mitra Sukses Globalindo	Pangkalpinang, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	Pangkalan Baru, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Prima Timah Utama	Pangkal Pinang, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Sungailiat, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Rajawali Rimba Perkasa	Tukak Sadai, Bangka Belitung	INDONESIA	Conformant

Tin	PT Rajehan Ariq	Pangkal Pinang, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	Sungailiat, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	Pangkal Pinang, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	Pangkal Pinang, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur (SIM)	Belitung, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	Kundur, Riau	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	Mentok, Kepulauan Bangka Belitung	INDONESIA	Conformant
Tin	PT Tommy Utama	Gantung, Kepulauan Bangka Belitung	INDONESIA	Conformant
Gold	PX Precinox S.A.	La Chaux-de-Fonds, Neuchâtel	SWITZERLAND	Conformant
Tantalum	QSIL Metals Hermsdorf GmbH	Hermsdorf, Thüringen	GERMANY	Conformant
Tantalum	QuantumClean	Carrollton, Texas	UNITED STATES OF AMERICA	Conformant
Gold	Rand Refinery (Pty) Ltd.	Germiston, Gauteng	SOUTH AFRICA	Conformant
Gold	REMONDIS PMR B.V.	Moerdijk, Noord-Brabant	NETHERLANDS	Conformant
Tin	Resind Industria e Comercio Ltda.	São João del Rei, Minas gerais	BRAZIL	Conformant
Tantalum	Resind Industria e Comercio Ltda.	São João del Rei, Minas gerais	BRAZIL	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	Yecheng City, Jiangsu Sheng	CHINA	Conformant
Gold	Royal Canadian Mint	Ottawa, Ontario	CANADA	Conformant
Tin	Rui Da Hung	Taoyuan, Taoyuan	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	SAAMP	Paris, Île-de-France	FRANCE	Conformant
Gold	SAFINA A.S.	Vestec, Praha-západ	CZECHIA	Conformant
Gold	Sancus ZFS (L’Orfebre, SA)	Barranquilla, Atlántico	COLOMBIA	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	Madrid, Madrid, Comunidad de	SPAIN	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	Laizhou, Shandong Sheng	CHINA	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Zhaoyuan, Shandong Sheng	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Chengdu, Sichuan Sheng	CHINA	Conformant
Gold	Solar Applied Materials Technology Corp.	Tainan City, Tainan	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Saijo, Wehime	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	Gunsan-si, Jeollabuk-do	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	Capolona, Toscana	ITALY	Conformant
Tantalum	Taki Chemical Co., Ltd.	Harima, Hyogo	JAPAN	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Hiratsuka, Kanagawa	JAPAN	Conformant
Tantalum	TANIOBIS Co., Ltd.	Map Ta Phut, Rayong	THAILAND	Conformant
Tantalum	TANIOBIS GmbH	Goslar, Niedersachsen	GERMANY	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Mito, Ibaraki	JAPAN	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Laufenburg, Baden-Württemberg	GERMANY	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Laufenburg, Baden-Württemberg	GERMANY	Conformant

Tantalum	Telex Metals	Croydon, Pennsylvania	UNITED STATES OF AMERICA	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Thai Nguyen, Thái Nguyên	VIET NAM	Conformant
Tin	Thaisarco	Amphur Muang, Phuket	THAILAND	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	Gejiu, Yunnan Sheng	CHINA	Conformant
Tin	Tin Technology & Refining	West Chester, Pennsylvania	UNITED STATES OF AMERICA	Conformant
Gold	Tokuriki Honten Co., Ltd.	Kuki, Saitama	JAPAN	Conformant
Gold	TOO Tau-Ken-Altyn	Astana, Almaty	KAZAKHSTAN	Conformant
Gold	Torecom	Asan, Chungcheongnam-do	KOREA, REPUBLIC OF	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company		VIET NAM	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Ust-Kamenogorsk, Qaraghandy oblysy	KAZAKHSTAN	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Hoboken, Antwerpen	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	Alden, New York	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	Balerna, Ticino	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Newburn, Western Australia	AUSTRALIA	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Ariquemes, Rondônia	BRAZIL	Conformant
Gold	WIELAND Edelmetalle GmbH	Pforzeim, Baden-Wurttemberg	GERMANY	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	St. Martin i-S, Steiermark	AUSTRIA	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen, Fujian Sheng	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	Xiamen, Fujian Sheng	CHINA	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	Yingde, Guangdong Sheng	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Ganzhou, Jiangxi Sheng	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	YunFu City, Guangdong Sheng	CHINA	Conformant
Gold	Yamakin Co., Ltd.	Konan, Kochi	JAPAN	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	Zhuzhou, Hunan Sheng	CHINA	Conformant
Gold	Yokohama Metal Co., Ltd.	Sagamihara, Kanagawa	JAPAN	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Gejiu, Yunnan Sheng	CHINA	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Sanmenxia, Henan Sheng	CHINA	Conformant
Gold	Augmont Enterprises Private Limited	Mumbai, Mahārāshtra	INDIA	Active
Gold	C.I Metales Procesados Industriales SAS	Cota, Cundinamarca	COLOMBIA	Active
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	Ahmedabad, Gujarāt	INDIA	Active
Gold	WEEEREFINING	Tourville-les-Ifs, Normandie	FRANCE	Active
Tin	PT Belitung Industri Sejahtera	Belitung, Kepulauan Bangka Belitung	INDONESIA	Active
Tin	PT Timah Nusantara	Tempilang, Kepulauan Bangka Belitung	INDONESIA	Active
Tin	Super Ligas	Piracicaba, São Paulo	BRAZIL	Active